NEWS RELEASE FOR IMMEDIATE RELEASE

Agrium files amendment to universal shelf prospectus
November 12, 2010 – ALL AMOUNTS ARE STATED IN U.S.$
CALGARY, Alberta — Agrium Inc. (TSX and NYSE: AGU) announced today that is has filed an amendment to its short form universal shelf prospectus dated November 20, 2009 with the Canadian securities regulatory authorities in each of the provinces of Canada and an amendment to its corresponding U.S. shelf registration statement dated November 23, 2009 with the U.S. Securities and Exchange Commission (the “SEC”). Once a receipt for the amendment has been received from Canadian securities regulatory authorities and has been filed with the SEC, the U.S. shelf registration statement will become effective and the amendment will increase the amount of securities available for issuance under the shelf prospectus from U.S.$1 billion to U.S.$2 billion.
The filings will provide Agrium with additional flexibility to access capital to finance growth opportunities and for general corporate purposes. The filings will allow Agrium to offer, from time to time, up to $2-billion of common shares, preferred shares, debt securities, subscription receipts and/or units (the “Securities”) until December 20, 2011. Should Agrium offer any Securities, it will make a prospectus supplement available that will include the specific terms of the Securities being offered.
Following the filing of the amendment with the Canadian securities regulatory authorities in each of the provinces in Canada, Securities may not be sold, nor may any offer to purchase be accepted, prior to the time at which a receipt is issued by the Canadian securities regulatory authorities for the amendment and the registration statement reflecting the amendment has become effective in the United States. This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any securities of Agrium and shall not constitute an offer, solicitation or sale in any state, jurisdiction, province or territory in which such an offer, solicitation or sale would be unlawful.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.
About Agrium
Agrium Inc. is a major retail supplier of agricultural products and services in both North and South America and a leading global producer and marketer of agricultural nutrients and industrial products. Agrium produces and markets three primary groups of nutrients: nitrogen, phosphate and potash as well as controlled release fertilizers and micronutrients. Agrium’s strategy is to grow through incremental expansion of its existing operations and acquisitions as well as the development, commercialization and marketing of new products and international opportunities.

Forward-Looking Statements
Certain statements and other information included in this press release constitute “forward-looking information” within the meaning of applicable Canadian securities legislation or constitute “forward-looking statements” within the meaning of applicable U.S. securities legislation (together, “forward-looking statements”). All statements in this press release, other than those relating to historical information or current conditions, are forward-looking statements, including, but not limited to, forecasts and statements as to management’s expectations with respect to, among other things, business and financial prospects, future trends, plans, strategies and objectives. Such forward-looking statements involve known and unknown risks and uncertainties as well as various assumptions and business sensitivities, including those referred to in the MD&A section of the Corporation’s most recent Annual Report to Shareholders as well as those risk factors described in the Corporation’s most recent Annual Information Form, which may cause the actual results, performance or achievements of the Corporation to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Agrium disclaims any intention or obligation to update or revise any forward-looking statements in this press release as a result of new information or future events, except as may be required under applicable Canadian securities legislation or applicable U.S. federal securities law. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. All of the forward-looking statements contained herein are qualified by these cautionary statements and by the assumptions that are stated or inherent in such forward-looking statements. Although we believe these assumptions are reasonable, undue reliance should not be placed on these assumptions and such forward-looking statements.
FOR FURTHER INFORMATION:
Investor/Media Relations:
Richard Downey, Senior Director, Investor Relations
(403) 225-7357
Todd Coakwell, Manager, Investor Relations
(403) 225-7437
Contact us at: www.agrium.com